EXHIBIT 10.10

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THAT ACT.

                               SSP SOLUTIONS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:___  REPLACEMENT                          Number of Shares: _____
Date of Issuance: ___________, 2003

         SSP SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), hereby certifies that, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______________, the registered holder hereof ("Holder") or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the Exercisability Date (as defined herein), but not after 11:59 P.M. Eastern Standard Time on the Expiration Date (as defined herein), _________________ (_________) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "WARRANT SHARES") at the Warrant Exercise Price (as defined herein).

1.       PURCHASE AGREEMENT.

         This Warrant is one of the Warrants (the "WARRANTS") issued pursuant to the Bridge Loan Agreement dated as of September 1, 2003, among the Company and the Persons referred to therein (the "AGREEMENT") and the Bridge Note issued ____________, 2003. Capitalized terms not defined herein shall have the same meaning as in the Agreement.

2. DEFINITIONS.

         The following words and terms as used in this Warrant shall have the following meanings:

         (a) "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the Principal Market is authorized or required to be closed to trading.

         (b) "CLOSING SALE PRICE" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the last closing ask price for such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for that security on that date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Warrants representing at least two-thirds (2/3) of the shares of Common Stock issuable upon the exercise of the Warrants then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then the Company shall immediately submit via facsimile the disputed determination of the fair market value to an independent, reputable investment banking firm. The Company shall cause the investment banking firm to perform the determinations or calculations and notify the Company and the holder of the results no later than 48 hours from the time it receives the disputed determinations or calculations. The investment banking firm's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

         (c) "COMMON STOCK" means (i) the Company's common stock, par value $0.01 per share, and (ii) any capital stock into which the Common Stock has been changed or any capital stock resulting from a reclassification of the Common Stock.

         (d) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

         (e) "EFFECTIVE DATE" means the date the Registration Statement (as defined in the Registration Rights Agreement relating to the Preferred Shares) is declared effective by the SEC.

         (f) "EXERCISABILITY DATE" means the date of the Company's 2003 annual stockholders' meeting.

         (g) "EXPIRATION DATE" means the date five years from the date of this Warrant or, if such date does not fall on a Business Day or on a day on which trading takes place on the principal exchange or automated quotation system on which the Common Stock is traded, then the next Business Day.

         (h) "OTHER SECURITIES" means shares of Common Stock issued upon (i) exercise of warrants of the Company issued prior to, and outstanding on, the date of issuance of the Preferred Shares, (ii) conversion of Convertible Securities of the Company issued prior to, and outstanding on the date of, issuance of the Preferred Shares, and (iii) conversion of the Preferred Shares issued by the Company pursuant to the Securities Purchase Agreement.

         (i) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (j) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (k) "PREFERRED SHARES" means the shares of the Company's Series A Preferred Stock issued pursuant to the Securities Purchase Agreement.

         (l) "PREFERRED WARRANTS" means the Warrants as defined in the Securities Purchase Agreement.

         (m) "PRINCIPAL MARKET" means The Nasdaq National Market, or, if the Common Stock is not traded on The Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

         (n) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (o) "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement to be entered into by the Company and the purchasers of Preferred Shares.

         (p) "SUBSCRIPTION FORM" means the Subscription Form attached hereto and incorporated herein as EXHIBIT A.

         (q) "WARRANT" means this Warrant and all Warrants issued in exchange, transfer or replacement of this Warrant.

         (r) "WARRANT EXERCISE PRICE" means: (i) with respect to any exercise of this Warrant prior to the Warrant Exercise Price Change Date, $1.25 per share, subject to adjustment as hereinafter provided; and (ii) with respect to any exercise of this Warrant on or after the Warrant Exercise Price Change Date, $1.50 per share, subject to adjustment as hereinafter provided.

         (s) "WARRANT EXERCISE PRICE CHANGE DATE" means the date which is six months and one day after the Effective Date.

         (t) "WARRANT REDEMPTION TRIGGER DATE" means the date which is 36 months and one day after the Effective Date.

         (u) "WARRANT REDEMPTION PRICE" means $.10 per share, subject to adjustment as hereinafter provided.

3.       EXERCISE OF WARRANT.

         3.1 EXERCISE; DELIVERY OF CERTIFICATES. This Warrant may be exercised, at the option of the holder, at any time and from time to time (a) on or after the Exercisability Date and (b) prior to the end of business on the Expiration Date, for all or any part of the Warrant Shares. This Warrant may be exercised by delivering the payment of the Warrant Exercise Price for the number of Warrant Shares being purchased and concurrently surrendering this Warrant to the Company at its principal office (the "DESIGNATED OFFICE"), together with the Subscription Form attached hereto duly completed and signed. The Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the holder as the record owner of those shares as of the close of business on the date on which this Warrant was surrendered and payment made therefor. Certificates for Warrant Shares so purchased shall be delivered to the holder within three

Business Days after this Warrant has been exercised, and, in case of a purchase of less than all of the Warrant Shares purchasable upon exercise of this Warrant, the Company shall cancel this Warrant and, within three Business Days, shall execute and deliver to the holder a new Warrant of like tenor for the balance of the Warrant Shares. Each stock certificate so delivered shall be registered in the name of the holder or, subject to compliance with applicable laws, such other name as shall be designated by the holder.

         3.2 PAYMENT OF WARRANT PRICE. Payment of the Warrant Exercise Price may be made, at the option of the holder (i) by certified or official bank check,
(ii) by wire transfer, or (iii) by "Cashless Exercise" as described in SECTION 3.4.

         3.3 NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         3.4 CASHLESS EXERCISE. Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion at any time after 12 months from the date of this Warrant, and only if a registration statement covering the resale of the Warrant Shares is NOT then effective, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "net number" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

         Net Number = (A X B) - (A X C)
                                      B

                  For purposes of the foregoing formula:

                           A = the total number of shares with respect to which this Warrant is then being exercised.

                           B = the Closing Sale Price of the Common Stock on the date immediately preceding the date of the subscription notice.

                           C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

         3.5 EXERCISE RESTRICTIONS.

                  3.5.1 BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything herein to the contrary, the holder may not exercise, and the Company may not cause the holder to exercise, this Warrant to the extent such exercise would result in the holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock. Since the holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the holder or an affiliate thereof, the holder shall have the authority and obligation to determine whether the restriction contained in this SECTION 3.5 will limit any particular exercise hereunder and to the extent that the holder determines that the limitation contained in this SECTION 3.5 applies, the determination of the amount of this Warrant that is exercisable shall be the responsibility and obligation of the holder. If the holder has delivered a Subscription Form that, without regard to any other shares that the holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the holder of this fact and shall honor the exercise for the maximum amount permitted to be exercised on the exercise date in accordance with this SECTION 3.5. If this Warrant was not surrendered on the exercise date, the Company shall provide the holder written notice of the amount actually exercised. If the holder surrendered this Warrant on the exercise date, the Company shall, at the option of the holder, either retain any portion of the Warrant Exercise Price tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant Exercise Price to the holder. The provisions of this SECTION
         3.5 may be waived by the holder (but only as to itself and not as to any other holder of Warrants) in whole or in part upon not less than 61 days prior notice to the Company. Other holders of Warrants shall be unaffected by any such waiver.

                  3.5.2 LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything herein to the contrary, the Company shall not be required to issue to the holder, upon exercise of the Warrants, in excess of 19.9999% of the number of shares of Common Stock of the Company outstanding as of the Closing Date multiplied by a fraction, the numerator of which is the maximum number of shares of Common Stock issuable upon exercise of this Warrant and all Preferred Warrants held by the holder and upon conversion of all Preferred Shares held by the holder and the denominator of which is the aggregate maximum number of shares of Common Stock issuable upon exercise of all Warrants and Preferred Warrants and upon conversion of all Preferred Shares issued pursuant to the Securities Purchase Agreement PLUS the aggregate number of shares of Common Stock otherwise issued or issuable to all holders of Warrants and Preferred Warrants (the "MAXIMUM AGGREGATE SHARE AMOUNT"), unless the Company first obtains stockholder approval permitting such issuances in accordance with Nasdaq rules. If the number of shares of Common Stock which would, notwithstanding the limitation set forth herein, be issuable and sold to the holder equals or exceeds the Maximum Aggregate Share Amount, then, at any time thereafter, from time to time, at the sole election of the holder, in whole or in part, the Company shall honor the exercise of this Warrant by the holder at the lowest possible exercise price (but not below the Warrant Exercise Price) which would permit such exercise without violating Nasdaq Rule 4350(i).

         3.6 COMPANY'S RIGHT TO REDEEM WARRANT.

                  3.6.1 RIGHT TO REDEEM. Commencing on the Warrant Redemption Trigger Date and continuing until the Expiration Date, and subject to the prior satisfaction of the conditions precedent in SECTION 3.6.2, the Company shall have the right, upon delivery of written notice to the holder ("REDEMPTION NOTICE"), to redeem any then unexercised portion of this Warrant (a "WARRANT REDEMPTION"). If this Warrant is not exercised in full by the holder within five Business Days after the Redemption Notice is given, the Warrant Redemption may be exercised by the Company by delivering the payment of the Warrant Redemption Price for the number of Warrant Shares being redeemed to the holder of his Warrant at the address of the holder provided to the Company, together with the Redemption Form attached hereto as EXHIBIT C, duly completed and signed. The Warrant Shares redeemed under this SECTION 3.6.1 shall be and are deemed to be redeemed by the Company as of the close of business on the latest date on which the Redemption Form is delivered to the holder (which must be at least five Business Days after the Redemption Notice is given) and payment made therefor. Upon receipt of the payment and the duly completed and signed Redemption Form, the holder shall deliver this Warrant to the Company within three Business Days thereafter, and, in the case of a redemption of less than all of this Warrant at the time of redemption, the Company shall, within three Business Days, execute and deliver to the holder a new Warrant of like tenor for the balance of the Warrant Shares.

                  3.6.2 CONDITIONS PRECEDENT TO COMPANY'S REDEMPTION RIGHTS. The Company's right to redeem this Warrant as described above is subject to the satisfaction of the following conditions:

                                    3.6.2.1 MINIMUM AVERAGE DOLLAR TRADING
                      VOLUME. With respect to any attempted exercise by the Company of the Warrant Redemption, during the 30 trading days immediately preceding the date on which the Redemption Form and payment are delivered to the holder (the "REDEMPTION LOOK-BACK PERIOD") the average dollar trading volume for the lowest 20 dollar volume trading days is at least $400,000.

                                    3.6.2.2 MINIMUM CLOSING PRICE. The Closing
                      Sale Price of the Company's Common Stock is at least $3.00 for ten consecutive trading days immediately preceding the last day of the Redemption Look-Back Period.

                                    3.6.2.3 NO EXERCISE BLOCKS. The provisions
                      of SECTION 3.5 shall not then be operative to prevent the holder of this Warrant from exercising this Warrant.

4.       COVENANTS AS TO COMMON STOCK.

         The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

5.       TAXES.

         The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

6.       WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

         Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which it is then entitled to receive upon the due exercise of this

Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this SECTION 6, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.       REPRESENTATIONS OF HOLDER.

         The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, the holder is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, representations concerning the Warrant Shares in substantially the form of the first sentence of this SECTION 7.

8.       OWNERSHIP AND TRANSFER.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted hereunder shall be assignable by the holder hereof without the consent of the Company.

         (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Agreement.

9.       ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES.

         The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

         9.1 ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the later of the date of issuance of this Warrant and the date of issuance of the Preferred Shares, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding Excluded Securities, as that term is defined in the Company's Certificate of Designation creating its Series A Preferred Stock) for a consideration per share less than a price equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Warrant Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Warrant Exercise Price by the following fraction:

                                   N(0) + N(1)

                                   ------------

                                   N(0) + N(2)

                           where:

                           N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights, including the Preferred Shares, Preferred Warrants and Warrants);

                           N(1) = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with SECTIONS 9.2 and 9.3) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

                           N(2) = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

         Upon each such adjustment of the Warrant Exercise Price pursuant to the immediately preceding sentence, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

         9.2 DEEMED ISSUANCE IN CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under SECTION 9.1, the following shall be applicable:

                  9.2.1 ISSUANCE OF OPTIONS. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Warrant Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this SECTION 9.2.1, the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exchange or exercise of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                  9.2.2 ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Warrant Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this SECTION 9.2.2, the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this SECTION 9.2, no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

                  9.2.3 CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this SECTION 9.2.3, if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

         9.3 EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under SECTIONS 9.2 AND 9.3, the following shall be applicable:

                  9.3.1 CALCULATION OF CONSIDERATION RECEIVED. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties absent error and the fees and expenses of such appraiser shall be borne by the Company.

                  9.3.2 RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         9.4 ADJUSTMENT OF WARRANT EXERCISE PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this SECTION 9.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

         9.5 DISTRIBUTION OF ASSETS. If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

         (a) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

         (b) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (a), or (B) if the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (a).

         9.6 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this SECTION 9.

9.7      NOTICES.

         (a) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

         (b) The Company will give written notice to the holder of this Warrant at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         (c) The Company will also give written notice to the holder of this Warrant at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

10. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

         (a) In addition to any adjustments pursuant to SECTION 9, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to the Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of the Purchase Rights.

         (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing the assets or the successor resulting from the Organic Change (in each case, the "ACQUIRING ENTITY") written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding, whose approval shall not unreasonably be withheld) to deliver to each holder of Warrants in exchange for the Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to ensure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of the holder's Warrant as of the date of the Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

11.      LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

12.      NOTICE.

         Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           SSP Solutions, Inc.
                           17861 Cartwright Road
                           Irvine, California 92614
                           Telephone:       949-851-1085
                           Facsimile:       949-851-8679
                           Attention:       President

                  With copy to:

                           Rutan & Tucker, LLP
                           611 Anton Boulevard, Fourteenth Floor
                           Costa Mesa, California 92626-1998
                           Telephone:       714-641-5100
                           Facsimile:       714-546-9035
                           Attention:       Gregg Amber, Esq.

         If to a holder of this Warrant, to it at the address and facsimile number set forth on EXHIBIT A to the Agreement, with copies to the holder's representatives as set forth on EXHIBIT A to the Agreement, or at such other address and facsimile as is delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of the notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of the transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

13.      DATE.

         The date of this Warrant is __________ __, 2003 (the "WARRANT DATE"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of SECTION 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

14.      AMENDMENT AND WAIVER.

         Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock issuable upon exercise of any Warrant without the written consent of the holder of that Warrant.

15.      SECTION DESCRIPTIVE HEADINGS; GOVERNING LAW.

         The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In any action, dispute, litigation or other proceeding concerning this Warrant (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

16.      COSTS.

         The Company agrees to pay to the holder of this Warrant upon demand all reasonable costs and expenses incurred (including, without limitation reasonable fees and expenses of counsel) in connection with (i) the enforcement of the terms of or protection of the holder's rights under this Warrant, (ii) any waiver requested by the Company of any of the holder's rights under this Warrant and (iii) any proposed amendment, modification or restructuring of this Warrant.

17.      WAIVER OF JURY TRIAL.

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS WARRANT, THE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the __ day of ____________, 2003.

                                  SSP SOLUTIONS, INC.

                                  By:
                                      ------------------------------------------
                                      Marvin J. Winkler, Chief Executive Officer

                                  By:
                                      ------------------------------------------
                                      Thomas E. Schiff, Chief Financial Officer

                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                               SSP SOLUTIONS, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of SSP Solutions, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. FORM OF WARRANT EXERCISE PRICE. The holder intends that payment of the Warrant Exercise Price shall be made as:

        ____________       "CASH EXERCISE" with respect to _________________
                           Warrant Shares; and/or

        ____________       "CASHLESS EXERCISE" with respect to _________________
                           Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. PAYMENT OF WARRANT EXERCISE PRICE. If the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. DELIVERY OF WARRANT SHARES. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

         Date: _______________ __, ______

                                        ________________________________________
                                        Name of Registered Holder

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Subscription Form and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 200__ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                          SSP SOLUTIONS, INC.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                              EXHIBIT B TO WARRANT
                              --------------------

                              FORM OF WARRANT POWER

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of SSP Solutions, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_                      ___________________________________

                                             By:________________________________

                                                Its:____________________________

                              EXHIBIT C TO WARRANT
                              --------------------

                                 REDEMPTION FORM

                To Be Executed By SSP Solutions, Inc. To Exercise

                              Its Redemption Rights

                               SSP SOLUTIONS, INC.

         SSP Solutions, Inc., a Delaware corporation (the "Company") hereby exercises its right to redeem ____ of the shares of Common Stock ("WARRANT SHARES") of the Company evidenced by the Company Warrant Number ______ (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. SATISFACTION OF CONDITIONS PRECEDENT. The Company hereby represents to the holder all of the conditions precedent to the redemption evidenced hereby and set forth in Section 3.6.2 of the Warrant have been satisfied.

         2. NUMBER OF WARRANT SHARES REDEEMED. The Company hereby redeems _____ Warrant Shares.

         3. PAYMENT OF WARRANT REDEMPTION PRICE. Enclosed herewith is the sum of $________in immediately available funds, representing the Warrant Redemption Price.

Date:                                           SSP SOLUTIONS, INC.

                                                By: ____________________________

                                                Name: __________________________

                                                Title: _________________________